UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2017

KOHL’S CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  o

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  o

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Kohl’s Corporation (the “Company”) previously announced that Michelle Gass, the Company’s Chief Merchandising and Customer Officer, has been appointed Chief Executive Officer-elect and Sona Chawla, the Company’s Chief Operating Officer, has been appointed President-elect. Ms. Gass and Ms. Chawla will become the Chief Executive Officer and President, respectively, of the Company upon the effectiveness of Kevin Mansell’s previously announced retirement as of the close of the Company’s May 2018 Annual Meeting of Shareholders (the “2018 Meeting”) or any adjournment of the 2018 Meeting.

In connection with these appointments, Ms. Gass and Ms. Chawla each became eligible for certain benefits set forth in separate promotion letter agreements with the Company dated September 25, 2017 and both executives have entered into amended and restated employment agreements as of September 25, 2017.

In consideration for her new appointment and continued employment with the Company, Ms. Gass received a 2017/2019 Long Term Incentive Plan (“LTIP”) award valued at $6,000,000 consisting of 60% performance share units (“PSUs”) and 40% restricted shares. The restricted shares will vest in four equal annual installments. The PSUs cliff-vest following fiscal year 2019. The actual value of the PSUs is dependent upon the Company’s performance. In addition, Ms. Gass will receive, among other things, the following:

•	an annualized base salary of $1,400,000;

•	annual bonus payments from 0% to 250% of her base salary subject to total Company financial performance;

•	annual LTIP awards with a target value of $6,000,000; and

•	the other benefits outlined in the amended and restated employment agreement and promotion letter.

In consideration for her new appointment and continued employment with the Company, Ms. Chawla received a promotional award of time-vested restricted stock valued at $3,000,000. In addition, she will receive, among other things, the following:

•	an annualized base salary of $1,200,000;

•	annual bonus payments from 0% to 225% of her base salary subject to total Company financial performance;

•	annual LTIP awards with a target value of $3,000,000;

•	the other benefits outlined in the amended and restated employment agreement and promotion letter.

The Company also entered into an amended and restated employment agreement with its Chief Administrative Officer, Richard D. Schepp, effective as of September 25, 2017. Mr. Schepp’s amended and restated employment agreement updates his restrictive covenant obligations and rights upon termination of employment and otherwise is on substantially similar terms as his previous employment agreement. In consideration for his continued employment with the Company, Mr. Schepp received an award of time-vested restricted stock.

The foregoing descriptions of the amended and restated employment agreements and promotion letters do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which are attached as exhibits to this filing and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

10.1	Amended and restated employment agreement between Kohl’s Department Stores, Inc. and Kohl’s Corporation and Michelle Gass effective as of September 25, 2017

10.2	September 25, 2017 Promotion letter between Michelle Gass and Kohl’s Department Stores, Inc.

10.3	Amended and restated employment agreement between Kohl’s Department Stores, Inc. and Kohl’s Corporation and Sona Chawla effective as of September 25, 2017

10.4	September 25, 2017 Promotion letter between Sona Chawla and Kohl’s Department Stores, Inc.

10.5	Amended and restated employment agreement between Kohl’s Department Stores, Inc. and Kohl’s Corporation and Richard D. Schepp effective as of September 25, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2017

KOHL’S CORPORATION

By:    /s/ Jason J. Kelroy
Jason J. Kelroy
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and restated employment agreement between Kohl’s Department Stores, Inc. and Kohl’s Corporation and Michelle Gass effective as of September 25, 2017
10.2	September 25, 2017 Promotion letter between Michelle Gass and Kohl’s Department Stores, Inc.
10.3	Amended and restated employment agreement between Kohl’s Department Stores, Inc. and Kohl’s Corporation and Sona Chawla effective as of September 25, 2017
10.4	September 25, 2017 Promotion letter between Sona Chawla and Kohl’s Department Stores, Inc.
10.5	Amended and restated employment agreement between Kohl’s Department Stores, Inc. and Kohl’s Corporation and Richard D. Schepp effective as of September 25, 2017